Whirlpool Corporation Announces First-Quarter Results; Accelerates Cost and Pricing Actions to Restore Margins
•Decisive actions announced to restore profitability in MDA North America, including double-digit price increase and acceleration of cost take out initiatives
•War in Iran resulted in recession-level industry decline in the U.S. as consumer confidence collapsed in late February and March
•Delivered inventory reduction actions to drive working capital efficiency
•Q1 GAAP net earnings (loss) margin of (2.6)%; GAAP earnings (loss) per diluted share of $(1.43)
•Q1 ongoing (non-GAAP) EBIT margin(2) of 1.3%; ongoing earnings (loss) per diluted share(3) of $(0.56)
•Balance sheet strengthened following recent recapitalization, supporting debt pay down of over $900 million in 2026
•2026 updated EPS outlook includes full-year GAAP earnings per diluted share of $2.45 to $2.95, and ongoing earnings per diluted share(3) of $3.00 to $3.50
•2026 updated cash flow outlook includes cash provided by operating activities of approximately $700 million and free cash flow(4) of over $300 million
BENTON HARBOR, Mich., May 6, 2026 - Whirlpool Corporation (NYSE: WHR), today reported first-quarter financial results.
“We acted decisively to address pricing and costs in the face of rapid deterioration in macroeconomic conditions. Now, with Section 232 changes in favor of domestic manufacturers, Whirlpool Corporation is structurally positioned to win with our American-made products.”     MARC BITZER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Earnings Results	First Quarter Results
	2026	2025*	Change
Net sales ($M)	$3,273	$3,621	(9.6)%
Organic net sales ($M)(1)	$3,193	$3,399	(6.1)%
GAAP net earnings (loss) available to Whirlpool common shareholders ($M)	$(85)	$71	nm
Ongoing EBIT(2) ($M)	$44	$214	(79.6)%
GAAP net earnings (loss) margin	(2.6)%	2.0%	(4.6pts)
Ongoing EBIT margin(2)	1.3%	5.9%	(4.6pts)
GAAP earnings (loss) per diluted share	$(1.43)	$1.28	nm
Ongoing earnings (loss) per diluted share(3)	$(0.56)	$1.70	nm
*Includes results from our previously-owned India business
Free Cash Flow	2026	2025	Change
Cash provided by (used in) operating activities ($M)	$(827)	$(721)	$(106)
Free cash flow(4) ($M)	$(896)	$(793)	$(103)
“We executed inventory reduction actions, optimizing working capital year-over-year. This, combined with our strategic recapitalization and the expected transition to an approximately $2.25B asset-based facility in Q2, provides us with the financial flexibility required to navigate the current environment.”         ROXANNE WARNER, CHIEF FINANCIAL OFFICER

SEGMENT REVIEW

SEGMENT INFORMATION ($M)		Q1 2026	Q1 2025	YoY Change
MDA North America	Net Sales	$2,237	$2,419	(7.5)%
	EBIT	$6	$149	(96.0)%
	% of sales	0.3%	6.2%	(5.9pts)
MDA Latin America	Net Sales	$774	$737	5.0%
	EBIT	$47	$49	(4.1)%
	% of sales	6.0%	6.6%	(0.6pts)
SDA Global	Net Sales	$222	$196	13.4%
	EBIT	$47	$36	28.7%
	% of sales	21.0%	18.5%	2.5pts
MDA: Major Domestic Appliances; SDA: Small Domestic Appliances
MDA NORTH AMERICA
•Excluding currency, net sales decreased 7.8% year-over-year driven by lower volume resulting from a significant industry decline and unfavorable price/mix as the Supreme Court's IEEPA ruling and anticipated refunds disrupted the industry pricing
•EBIT margin(5) decreased year-over-year, pressured by volume decline, unfavorable price/mix and the higher costs incurred to reduce inventory levels, partially offset by tariff recovery and mitigation actions
•Announced largest price increase in a decade to address multi-year inflationary cost pressures
MDA LATIN AMERICA
•Excluding currency, net sales decreased 3.8% year-over-year due to the aggressive promotional environment, despite volume increase
•EBIT margin(5) impacted by unfavorable price/mix, partially supported by favorable Brazil tax ruling and cost take out initiatives
SDA GLOBAL
•Excluding currency, net sales increased 9.5% year-over-year driven by volume increase supported by successful new product launches
•EBIT margin(5) increased year-over-year driven by strong growth within the direct-to-consumer business and cost take out initiatives
•SDA Global achieved its sixth consecutive quarter of year-over-year revenue growth, underscoring the strength of product portfolio and value creation strategy

FULL-YEAR 2026 OUTLOOK

Guidance Summary	2025 Reported	2026 Guidance
Net sales ($B)	$15.5	~$15.0
Cash provided by (used in) operating activities ($M)	$470	~$700
Free cash flow ($M)(4)	$81	~$300
GAAP net earnings margin (loss) (%)	2.2%	~1.1%
Ongoing EBIT margin (%)(2)	4.7%	~4.0%
GAAP earnings (loss) per diluted share	$5.66	$2.45 - $2.95
Ongoing earnings (loss) per diluted share(3)	$6.23	$3.00 - $3.50
GAAP tax rate	27.5%	~25.0%
Adjusted (non-GAAP) tax rate	3.5%	~25.0%

On a full year basis in 2026, we expect:
•Net sales of approximately $15.0 billion; approximately 1.5% growth vs. 2025 like-for-like(6) net sales of approximately $14.7 billion
•EBIT margin of approximately 4%, driven by our largest price increase in over a decade
•Structural cost take out to deliver over $150 million or 100 basis points of margin expansion
•GAAP earnings per diluted share of $2.45 to $2.95 and full-year ongoing earnings per diluted share(3) of $3.00 to $3.50
•2026 GAAP and adjusted (non-GAAP) tax rate of approximately 25%
•Cash provided by operating activities of approximately $700 million and free cash flow(4) of over $300 million; common dividend suspension as we prioritize debt paydown
•Debt reduction of over $900 million
•Our transition to an asset-based revolver of approximately $2.25B, which is nearing completion, with closing expected within the second-quarter of 2026.

(1)A reconciliation of organic net sales, a non-GAAP financial measure, to reported net sales and other important information, appears below.
(2)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings (loss) available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings (loss) margin and other important information, appears below.
(3)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings (loss) per diluted share available to Whirlpool and other important information, appears below.
(4)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below.
(5)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other" of $(90) million and $(35) million for the first quarters of 2026 and 2025, respectively.
(6)Like-for-like refers to pro forma results for 2025, which exclude the results of Whirlpool of India from January to November, providing a comparative baseline for 2026 guidance. The like-for-like GAAP net earnings margin and corresponding reconciliation cannot be provided without unreasonable effort or expense. Please see below for a reconciliation of ongoing EBIT for the full year to GAAP net earnings.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Scott Cartwright, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is a leading home appliance company, in constant pursuit of improving life at home. As the only major U.S.-based manufacturer of kitchen and laundry appliances, the company is driving meaningful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, JennAir, Maytag, Amana, Brastemp, Consul, and InSinkErator. In 2025, the company reported approximately $16 billion in annual net sales - close to 90% of which were in the Americas - 41,000 employees and 35 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Whirlpool intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with those safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements regarding future financial results, long-term value creation goals, restructuring expectations, productivity, raw material prices and related costs, supply chain, portfolio transformation expectations, India transaction expectations, asset impairment, new product introduction benefits, trade and tariffs, litigation, ESG efforts, debt repayment and dividend expectations, credit facility timing, share position, trade customer inventory expectations, cost take-out, manufacturing investment benefits, and the impact of housing recovery-related benefits on our operations are forward-looking statements and should be evaluated as such. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," "margin lift," and similar words or expressions. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool's forward-looking statements. Among these factors are: (1) intense competition in the home appliance industry, and the impact of the changing retail environment, including direct-to-consumer sales; (2) Whirlpool's ability to maintain or increase sales to significant trade customers and builders; (3) Whirlpool's ability to maintain its reputation and brand image; (4) Whirlpool's ability to achieve its business objectives and successfully manage its strategic portfolio transformation and outsourced business unit service model; (5) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (6) Whirlpool's ability to obtain and protect intellectual property rights; (7) acquisition, divestiture, and investment-related risks, including risks associated with our past transactions; (8) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (9) risks related to Whirlpool's international operations; (10) Whirlpool's ability to respond to unanticipated social, political and/or economic events, including epidemics/pandemics; (11) information technology system and cloud failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (12) product liability and product recall costs; (13) Whirlpool's ability to attract, develop and retain executives and other qualified employees; (14) the impact of labor relations; (15) fluctuations in the cost of key materials (including steel, resins, and base metals) and components and the ability of Whirlpool to offset cost increases; (16) Whirlpool's ability to manage foreign currency fluctuations; (17) impacts from goodwill, intangible asset and/or inventory impairment charges; (18) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (19) impacts from credit rating agency downgrades; (20) litigation, tax, and legal compliance risk and costs; (21) the effects and costs of governmental investigations or related actions by third parties; (22) changes in the legal and regulatory environment including environmental, health and safety regulations, data privacy, taxes and AI; (23) the impacts of changes in foreign trade policies, including tariffs; (24) Whirlpool's ability to respond to the impact of climate change and climate change or other environmental regulation; and (25) the uncertain global economy and changes in economic conditions; (26) financing and liquidity uncertainty including payment of dividends on our Mandatory Convertible Preferred Stock; (27) the dilutive effect of conversion and potential dividend payments in common stock for our Mandatory Convertible Preferred Stock; (28) the liquidation preference of our Mandatory Convertible Preferred Stock above our common stock; (29) potential delays in closing or inability to close our private placement transaction; and (30) reduced operational flexibility and liquidity under our potential Asset-Based loan facility. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. These cautionary statements should not be construed to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED MARCH 31
(Millions of dollars, except per share data)

	Three Months Ended
	2026	2025
Net sales	$3,273	$3,621
Expenses
Cost of products sold	2,858	3,014
Gross margin	415	607
Selling, general and administrative	359	406
Intangible amortization	6	7
Restructuring costs	32	10
Operating profit	18	184
Other (income) expense
Interest and sundry (income) expense	(8)	(32)
Interest expense	77	77
Earnings (loss) before income taxes	(51)	139
Income tax expense (benefit)	14	43
Equity method investment income (loss), net of tax	(17)	(17)
Net earnings (loss)	(82)	79
Less: Net earnings (loss) available to noncontrolling interests	—	7
Net earnings (loss) available to Whirlpool shareholders	$(82)	$71
Less: Mandatory convertible preferred stock dividends accumulated during the period	4	—
Net earnings (loss) available to Whirlpool common shareholders	$(85)	$71
Per share of common stock
Basic net earnings (loss) available to Whirlpool	$(1.43)	$1.29
Diluted net earnings (loss) available to Whirlpool	$(1.43)	$1.28
Dividends declared	$0.90	$1.75
Weighted-average shares outstanding (in millions)
Basic	59.6	55.6
Diluted	59.6	55.8

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$626	$669
Accounts receivable, net of allowance of $59 and $56, respectively	1,158	1,276
Inventories	2,241	2,307
Prepaid and other current assets	928	654
Assets held for sale	17	17
Total current assets	4,969	4,924
Property, net of accumulated depreciation of $5,598 and $5,547, respectively	2,336	2,194
Right of use assets	757	796
Goodwill	3,103	3,103
Investment in affiliated companies	813	827
Other intangibles, net of accumulated amortization of $470 and $464, respectively	2,557	2,563
Deferred income taxes	1,338	1,327
Other noncurrent assets	304	266
Total assets	$16,177	$16,001
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,252	$3,704
Accrued expenses	419	448
Accrued advertising and promotions	383	755
Employee compensation	172	208
Notes payable	312	351
Current maturities of long-term debt	577	586
Other current liabilities	543	460
Total current liabilities	5,659	6,513
Noncurrent liabilities
Long-term debt	5,564	5,583
Pension benefits	60	64
Postretirement benefits	92	92
Lease liabilities	651	669
Other noncurrent liabilities	378	365
Total noncurrent liabilities	6,746	6,773
Stockholders' equity
Mandatory convertible preferred stock, 8.50% Series A, $1 par value, 10 million shares authorized; 575 thousand issued and outstanding as of March 31, 2026; none issued and outstanding as of December 31, 2025; aggregate liquidation preference $575	1	—
Common stock, $1 par value, 250 million shares authorized, 73 million and 65 million shares issued, respectively, and 65 million and 56 million shares outstanding, respectively	73	65
Additional paid-in capital	4,558	3,485
Retained earnings	1,187	1,330
Accumulated other comprehensive loss	(1,525)	(1,624)
Treasury stock, 8 million and 9 million shares, respectively	(510)	(530)
Total Whirlpool stockholders' equity	3,783	2,726
Noncontrolling interests	(11)	(11)
Total stockholders' equity	3,772	2,715
Total liabilities and stockholders' equity	$16,177	$16,001

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED MARCH 31
(Millions of dollars)

	Three Months Ended
	2026	2025
Operating activities
Net earnings (loss)	$(82)	$79
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	99	83
Equity method investment (income) loss, net of tax	17	17
Share based compensation and other	24	58
Changes in assets and liabilities:
Accounts receivable	119	(80)
Inventories	85	(341)
Accounts payable	(495)	(83)
Accrued advertising and promotions	(374)	(325)
Accrued expenses and current liabilities	(26)	2
Taxes deferred and payable, net	(27)	7
Accrued pension and postretirement benefits	5	(2)
Employee compensation	(40)	(46)
Other	(132)	(90)
Cash provided by (used in) operating activities	(827)	(721)
Investing activities
Capital expenditures	(68)	(72)
Purchase of previously leased assets	(157)	—
Cash provided by (used in) investing activities	(225)	(72)
Financing activities
Net proceeds (repayments) from short-term borrowings	(40)	599
Dividends paid	(58)	(97)
Common stock issuance, net of issuance costs	524	—
Mandatory convertible preferred stock issuance, net of issuance costs	557	—
Other	2	1
Cash provided by (used in) financing activities	985	503
Effect of exchange rate changes on cash and cash equivalents	24	39
Increase (decrease) in cash and cash equivalents	(44)	(251)
Cash and cash equivalents at beginning of year	669	1,275
Cash and cash equivalents at end of period	$626	$1,024

SUPPLEMENTAL INFORMATION
First-Quarter 2026
May 6, 2026

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data) (Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures. These measures may include earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, adjusted effective tax rate, organic net sales, net debt leverage (Net Debt/Ongoing EBITDA), return on invested capital (ROIC) and free cash flow.

Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.

Sales excluding foreign currency: Current period net sales translated in functional currency, to U.S. dollars using the applicable prior period's exchange rate compared to the applicable prior period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations.
Organic net sales: Sales excluding the impact of certain acquisitions or divestitures, and foreign currency. Management believes that organic net sales provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations and certain acquisitions and/or divestitures.
Ongoing EBIT margin: Ongoing earnings before interest and taxes divided by net sales. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.
Ongoing earnings per diluted share: Diluted net earnings per share from continuing operations, adjusted to exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations. Ongoing measures provide a better baseline for analyzing trends in our underlying businesses.
Ongoing EBITDA: Ongoing earnings before interest, taxes, depreciation and amortization. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses.
Net debt leverage: Net debt to ongoing earnings before interest, taxes, depreciation, and amortization (EBITDA) ratio is net debt outstanding, including long-term debt, current maturities of long-term debt, and notes payable, less cash and cash equivalents, divided by ongoing EBITDA. Management believes that net debt leverage provides stockholders with a view of our ability to generate earnings sufficient to service our debt.
Return on invested capital: Ongoing EBIT after taxes divided by total invested capital, defined as total assets less non-interest bearing current liabilities (NIBCLS). NIBCLS is defined as current liabilities less current maturities of long-term debt and notes payable. This ROIC definition may differ from other companies' methods and therefore may not be comparable to those used by other companies. Management believes that ROIC provides stockholders with a view of capital efficiency, a key driver of stockholder value creation.
Adjusted effective tax rate: Effective tax rate, excluding pre-tax income and tax effect of certain unique items. Management believes that adjusted tax rate provides stockholders with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items.
Free cash flow: Cash provided by (used in) operating activities less capital expenditures. Management believes that free cash flow provides stockholders with a relevant measure of liquidity and a useful basis for assessing the Company's ability to fund its activities and obligations.

Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as EBIT, free cash flow conversion, ROIC and net debt leverage, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the Company’s control.

We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, return on assets, net sales, effective GAAP tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures.

We also disclose segment EBIT as an important financial metric used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting.

GAAP net earnings available to Whirlpool per basic or diluted share (as applicable) and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

FIRST-QUARTER 2026 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool common shareholders and net earnings (loss) per diluted share available to Whirlpool common shareholders, for the three months ended March 31, 2026. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool common shareholders by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our first-quarter GAAP tax rate was (26.9)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our first-quarter adjusted tax rate (non-GAAP) of 25.0%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	March 31, 2026
Net earnings (loss) available to Whirlpool common shareholders	$(85)
Mandatory convertible preferred stock dividends accumulated during the period	4
Net earnings (loss) available to noncontrolling interests	—
Income tax expense (benefit)	14
Interest expense	77
Earnings before interest & taxes	$9
Net sales	$3,273
Net earnings (loss) margin	(2.6)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$9	$(1.43)
Restructuring expense (a)	Restructuring costs	32	0.54
Impact of M&A transactions (c)	Selling, general and administrative	2	0.04
Income tax impact			(0.15)
Normalized tax rate adjustment (f)			0.44
Ongoing measure		$44	$(0.56)
Net sales		$3,273
Ongoing EBIT margin		1.3%

Note: Numbers may not reconcile due to rounding.

FIRST-QUARTER 2025 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the three months ended March 31, 2025. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our first-quarter GAAP tax rate was 31.1%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our first-quarter adjusted tax rate (non-GAAP) of 22.5%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	March 31, 2025
Net earnings (loss) available to Whirlpool	$71
Net earnings (loss) available to noncontrolling interests	7
Income tax expense (benefit)	43
Interest expense	77
Earnings before interest & taxes	$199
Net sales	$3,621
Net earnings (loss) margin	2.0%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$199	$1.28
Restructuring expense (a)	Restructuring costs	10	0.17
Impact of M&A transactions (c)	Selling, general and administrative	5	0.09
Income tax impact			(0.06)
Normalized tax rate adjustment (f)			0.22
Ongoing measure		$214	$1.70
Net sales		$3,621
Ongoing EBIT margin		5.9%

Note: Numbers may not reconcile due to rounding.

FULL-YEAR 2025 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2025. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was 27.5%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of 3.5%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2025
Net earnings (loss) available to Whirlpool	$318
Net earnings (loss) available to noncontrolling interests	23
Income tax expense (benefit)	142
Interest expense	341
Earnings before interest & taxes	$824
Net sales	$15,524
Net earnings (loss) margin	2.2%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$824	$5.66
Restructuring expense (a)	Restructuring costs	63	1.12
Impairment of goodwill, intangibles and other assets (b)	Impairment of goodwill and other intangibles	106	1.89
Impact of M&A transactions (c)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative Interest and sundry (income) expense	(251)	(4.47)
Legacy EMEA legal matters (d)	Interest and sundry (income) expense	2	0.04
Equity method investee - restructuring charges (e)	Equity method investment income (loss), net of tax*	(15)	(0.26)
Total income tax impact			0.06
Normalized tax rate adjustment (f)			2.19
Ongoing measure		$729	$6.23
Net Sales		$15,524
Ongoing EBIT Margin		4.7%

Note: Numbers may not reconcile due to rounding.
*Equity method investment in the Earnings before interest & taxes column is presented as (income) loss

FULL-YEAR 2024 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2024. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was (5.5)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of (28.6)%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2024
Net earnings (loss) available to Whirlpool	$(323)
Net earnings (loss) available to noncontrolling interests	18
Income tax expense (benefit)	10
Interest expense	358
Earnings before interest & taxes	$63
Net sales	$16,607
Net earnings (loss) margin	(1.9)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$63	$(5.87)
Restructuring expense (a)	Restructuring costs	79	1.44
Impairment of goodwill, intangibles and other assets (b)	Impairment of goodwill and other intangibles	381	6.92
Impact of M&A transactions (c)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	292	5.30
Legacy EMEA legal matters (d)	Interest and sundry (income) expense	(2)	(0.04)
Equity method investee - restructuring charges (e)	Equity method investment income (loss), net of tax*	74	1.34
Total income tax impact			4.28
Normalized tax rate adjustment (f)			(1.16)
Ongoing measure		$887	$12.21
Net Sales		$16,607
Ongoing EBIT Margin		5.3%

Note: Numbers may not reconcile due to rounding.
*Equity method investment in the Earnings before interest & taxes column is presented as (income) loss

FULL-YEAR 2026 OUTLOOK FOR ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool common shareholders and net earnings per diluted share available to Whirlpool common shareholders, for the twelve months ending December 31, 2026. Net earnings margin is calculated by dividing net earnings available to Whirlpool common shareholders by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our anticipated full-year GAAP tax rate is approximately 25.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our anticipated full-year adjusted tax (non-GAAP) rate of approximately 25.0%.

Twelve Months Ending
Earnings Before Interest & Taxes Reconciliation:	December 31, 2026
Net earnings (loss) available to Whirlpool common shareholders	~$170
Mandatory convertible preferred stock dividends accumulated during the period	~40
Net earnings available to noncontrolling interests	—
Income tax expense (benefit)	~70
Interest expense	~300
Earnings before interest & taxes	~$580
Net sales	~$15,000
Net earnings margin	~1.1%

Twelve Months Ending December 31, 2026
	Results classification	Earnings before interest & taxes*	Earnings per diluted share
Reported measure		~$580	$2.45 - $2.95
Restructuring Expense	Restructuring Costs	~50	~0.75
Total income tax impact			(0.20)
Normalized tax rate adjustment (f)			—
Ongoing measure		~$630	$3.00 - $3.50
Net Sales		~$15,000
Ongoing EBIT Margin		~4.0%

Note: Numbers may not reconcile due to rounding.

FOOTNOTES
a.RESTRUCTURING EXPENSE - In March 2026, the Company committed to workforce reduction plans and multi-region footprint optimization plans in the United States and globally, in an effort to reduce complexity and simplify our organization. The plan includes severance and impairment charges. Total costs for these actions were $32 million, of which we incurred $12 million in employee termination costs, $18 million in asset impairments, and $2 million in other associated costs.
In the first and third quarters of 2025, restructuring actions were announced related to organizational simplification efforts. In Q4, we incurred $46 million in costs related to multi-region footprint optimization with full-year costs totaling $63 million.
In March 2024, the Company committed to workforce reduction plans in the United States and globally, in an effort to reduce complexity and simplify our organizational model after the European major domestic appliance transaction. The workforce reduction plans included involuntary severance actions as of the end of the first quarter of 2024. Total costs for these actions were $21 million, of which we incurred $14 million in employee termination costs and $7 million in other associated costs.
During the second quarter of 2024, the Company evaluated additional restructuring actions as part of the Company's organizational simplification efforts. Total costs for these actions were $58 million, which were primarily employee termination costs.

b.IMPAIRMENT OF GOODWILL, INTANGIBLES AND OTHER ASSETS - During the fourth quarter of 2025, we determined the carrying value of the JennAir trademark exceeded its fair value, resulting in an impairment charge of $106 million.
During the fourth quarter of 2024, we determined that the carrying value of the Maytag trademark exceeded its fair value, resulting in an impairment charge of $381 million.

c.IMPACT OF M&A TRANSACTIONS - In the first quarter of 2026, the company incurred a $1M tax indemnity related to Beko Europe B.V. operations. These costs are recorded in Selling, General and Administrative expenses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
During the fourth quarter of 2025, we sold an 11% stake in our India business and deconsolidated, resulting in a gain of $251 million. In the first quarter of 2026 we incurred $1M in related M&A transaction costs. In addition, in the first through third quarter of 2025, we incurred $15 million in related M&A transaction costs that are recorded in Selling, General and Administrative expenses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
The Company incurred unique transaction related costs related to portfolio transformation for a total of $5 million for the three months ended March 31, 2025.
Additionally, in the third quarter of 2025, we released a $30 million reserve related to an indemnity that is no longer considered probable. This gain is recorded in Loss (Gain) on Sale and Disposal of Businesses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
On January 16, 2023, the Company signed a contribution agreement to contribute our European major domestic appliance business into a newly formed entity with Arcelik. In connection with the transaction, which closed on April 1, 2024, the Company recorded a loss on disposal of $298 million for the twelve months ended December 31, 2024.

The Company incurred other unique transaction related costs related to portfolio transformation for $28 million for the twelve months ended December 31, 2024. These transaction costs are recorded in Selling, General and Administrative expenses on our Consolidated Condensed Statements of Comprehensive Income (Loss).
In the third quarter of 2024, we recorded a gain of $34 million related to the sale of the Company's Brastemp-branded water filtration subscription business related to our portfolio transformation

d.LEGACY EMEA LEGAL MATTERS - During the second quarter of 2025 and fourth quarter of 2024 we recorded immaterial amounts related to legacy matters of our European major domestic appliance business.

e.EQUITY METHOD INVESTEE - RESTRUCTURING CHARGES - During the fourth quarter of 2024, we recorded our proportionate share of restructuring charges related to certain previously announced restructuring actions by our European equity method investee. During the fourth quarter of 2025, we reversed $15 million of this provision.

f.NORMALIZED TAX RATE ADJUSTMENT - During the first quarter of 2026, the Company calculated a GAAP tax rate of (26.9)%. Ongoing earnings per share was calculated using an adjusted tax rate of 25.0%, which excludes the tax impacts related to M&A transaction costs and restructuring actions.
For the full year 2025, the Company calculated a GAAP tax rate of 27.5%. Ongoing earnings per share was calculated using an adjusted tax rate of 3.5%, which excludes the tax impacts related to M&A transactions, the JennAir intangible impairment charge, and restructuring actions.
For the full year 2024, the Company calculated a GAAP tax rate of (5.5)%. Ongoing earnings per share was calculated using an adjusted tax rate of (28.6)%, which excludes the tax impacts related to M&A transactions, the Maytag intangible impairment charge, and certain other tax impacts related to the Europe transaction.
Additionally, in the full-year 2026 outlook, the Company calculated ongoing earnings per share using a full-year adjusted tax (non-GAAP) rate of approximately 25.0%.

NET SALES AND ONGOING EBIT EXCLUDING MDA INDIA 2025

The reconciliation provided below reconciles the impact of removing MDA India from our net sales and ongoing EBIT for the twelve months ended December 31, 2025 for the Whirlpool business. Please see elsewhere in this Supplemental Information section for a reconciliation of Ongoing EBIT to GAAP reported net earnings (loss) available to Whirlpool.

	2025 As Reported	MDA India*	2025 Like-for-Like
Net Sales (in billions)	$15.5	$0.8	~$14.7
Ongoing EBIT (in millions)	$729	$41	~$688
Ongoing EBIT Margin	4.7%	5.0%	~4.7%
Note: Numbers may not reconcile due to rounding.
*2025 India financial data (unaudited).

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles three months ended March 31, 2026 and 2025 and 2026 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Three Months Ended
	March 31,
(millions of dollars)	2026	2025	2026 Outlook
Cash provided by (used in) operating activities	$(827)	$(721)	~$700
Capital expenditures	(68)	(72)	(~400)
Free cash flow	$(896)	$(793)	~$300

Cash provided by (used in) investing activities*	$(225)	$(72)
Cash provided by (used in) financing activities*	$985	$503

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

ORGANIC NET SALES

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended March 31, 2025 and 2026 for the Whirlpool business.

	Three Months Ended
	March 31,
(Approximate impact in millions of dollars)	2026	2025	Change
Net Sales	$3,273	$3,621	(9.6)%
Less: India Sales	—	222
Less: Currency	80	—
Organic Net Sales	$3,193	$3,399	(6.1)%

Note: Numbers may not reconcile due to rounding.